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                                                                    EXHIBIT 21.1

                 Entity                               State/Country of Incorporation
----------------------------------------              ------------------------------
Genencor International,
Asia Pacific Pte Ltd.                                            Singapore

Genencor International, B.V.                                    Netherlands

Genencor International, B.V.B.A.                                  Belgium

Genencor International do Brasil Ltda.                             Brazil

Genencor International France S.A.R.L.                             France

Genencor International Indiana, Inc.                              Delaware

Genencor International Japan, Ltd.                                Delaware

Genencor International Limited                            Jersey, Channel Islands

Genencor International Oy                                         Finland

Genencor International Vertriebs GmbH                             Germany

Genencor International Wisconsin, Inc.                            Delaware

Genencor Latin America, S.R.L. and
Genencor International Argentina, S.R.L.                         Argentina

Genencor Luxembourg  S.A.R.L.                                    Luxembourg

Genencor Mauritius, Ltd.                                         Mauritius

Genencor International Cayman Ltd.                                 Cayman

Genencor (WUXI) Bio-Products, Ltd.                       Peoples Republic of China